UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2015

Boreal Water Collection, Inc.

(Exact name of registrant as specified in its charter)

NV	000-54776	98-0453421
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4496 State Road 42 North, Kiamesha Lake, New York	12751
(Address of Principal Executive Officers)	(Zip Code)

Registrant's telephone number, including area code: (845) 794-0400

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

4.01	Changes in Registrant’s Certifying Accountants.

We received a letter, dated October 6, 2015, from Mr. Benjamin Phippen, Staff Accountant, Division of Corporate Finance, Securities and Exchange Commission, informing us that our former auditor, Terry L. Johnson, has been suspended from practicing as an accountant on behalf of any publicly traded company or other entity regulated by the SEC.

A copy of the Order (“Order”) is available at: http://www.sec.gov/litigation.admin/205/33-9915.pdf.

We posted a Form 8-K on EDGAR September 25, 2015 regarding our Item 4.02 non-reliance on audited financial statements involving Mr. Johnson. The Order is included as an exhibit thereto.

Mr. Phippen's letter stated "As this auditor is no longer allowed to practice before the Commission, you may not include audit reports or consents in your filings with the Commission on or after the date of suspension." Please see our Form 8-K posted on EDGAR July 28, 2015 regarding our replacement of Mr. Johnson with Mr. Patrick D. Heyn.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2015

By: /s/ Mrs. Francine Lavoie
Mrs. Francine Lavoie, Principal Executive Officer, Principal Financial Officer, Controller and Sole Member of the Board of Directors

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